Exhibit 99.1

Contact:	J. Wes Frye
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5305
OLD DOMINION FREIGHT LINE ANNOUNCES
$200 MILLION STOCK REPURCHASE PROGRAM

THOMASVILLE, N.C. – (November 10, 2014) – Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced that its Board of Directors has approved a stock repurchase program authorizing Old Dominion to repurchase up to $200 million of its outstanding common stock over the next 24 months.

Under the program authorized by its Board of Directors, Old Dominion may repurchase shares from time to time in open-market purchases or through privately negotiated transactions. The extent to which Old Dominion repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations, as determined by Old Dominion’s management team. The repurchase program does not obligate Old Dominion to repurchase any number of shares and may be suspended or discontinued at any time.

David S. Congdon, President and Chief Executive Officer of Old Dominion, commented, “Our management team and Board of Directors believe that Old Dominion is well-positioned to achieve further profitable growth while also generating significant cash flow from operations. As a result, we expect our financial position to continue to improve despite the significant capital expenditures that may be necessary to continue to grow our business. We believe that the combination of our long-term growth opportunities and the financial strength required to initiate this stock repurchase program further demonstrates our ability to increase shareholder value.”

Forward-Looking Statements

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the

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ODFL Announces Stock Repurchase Program

November 10, 2014

negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention levels, and claims in excess of insured coverage levels; (9) potential cost increases associated with healthcare legislation; (10) the availability and cost of capital for our significant ongoing cash requirements; (11) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (12) decreases in demand for, and the value of, used equipment; (13) the availability and cost of diesel fuel; (14) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (15) the costs and potential liabilities related to litigation and governmental proceedings; (16) various risks arising from our international business operations and relationships; (17) the costs and potential adverse impact of non-compliance with rules issued by the Federal Motor Carrier Safety Administration, including its Compliance, Safety, Accountability initiative; (18) seasonal trends in the less-than-truckload industry, including harsh weather conditions; (19) our dependence on key employees; (20) the concentration of our stock ownership with the Congdon family; (21) the costs and potential adverse impact associated with future changes in accounting standards or practices; (22) the impact of potential disruptions to our information technology systems or our service center network; (23) damage to our reputation from the misuse of social media; (24) dilution to existing shareholders caused by any issuance of additional equity; and (25) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

About Old Dominion

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL service and other logistics services from a single integrated organization. In addition to its core LTL services, the Company offers its customers a broad range of value-added services including international freight forwarding, ground and air expedited transportation, container delivery, truckload brokerage, supply chain consulting, warehousing and consumer household pickup and delivery.

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